                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                 ===============================================




                                   FORM 8-K/A

                                 AMENDMENT NO. 2
                                       TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                 ===============================================


       Date of Report (Date of earliest event reported): October 9, 1997



                          Genesis Health Ventures, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Pennsylvania                     1-11666                    06-1132947
----------------------------         -----------                -------------
(State or other jurisdiction         (Commission                (IRS Employer
    of incorporation)                File Number)            Identification No.)




                        148 West State Street, Suite 100
                       Kennett Square, Pennsylvania 19348
                       ----------------------------------
                         (Address of principal executive
                          offices, including zip code)





                                  610-444-6350
               --------------------------------------------------
               Registrant's telephone number, including area code

Item 7 is hereby amended as follows

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     1.   Financial Statements of business acquired:
          The Multicare Companies, Inc. and Subsidiaries
          (1)  Independent Auditors' Report (1)
          (2)  Consolidated Balance Sheets as of December 31, 1995 and 1996 (1)
          (3) Consolidated Statements of Operations for the years ended December 31, 1994, 1995 and 1996 (1)
          (4) Consolidated Statements of Stockholders' Equity for the years ended December 31, 1994, 1995 and 1996 (1)
          (5) Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996 (1)
          (6)  Notes to Consolidated Financial Statements (1)
          (7)  Unaudited Consolidated Balance Sheet as of September 30, 1997 (2)
          (8) Unaudited Consolidated Statement of Operations for the three and nine months ended September 30, 1997 (2)
          (9) Unaudited Consolidated Statement of Cash Flows for the nine months ended September 30, 1997 (2)
          (10) Unaudited Notes to Consolidated Financial Statements (2)

-------------------------------
(1) Incorporated by reference to The Multicare Companies, Inc. Annual Report on Form 10-K for the period ended December 31, 1996.
(2) Incorporated by reference to The Multicare Companies, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 1997.


         2. Pro Forma Financial Information:

                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               SEPTEMBER 30, 1997

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended September 30, 1997 gives effect to the following transactions; (1) the Therapy Purchase and the Pharmacy Purchase, and (2) the investment in Multicare accounted for under the equity method of accounting as though the transactions had occurred as of October 1, 1996. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to each of the foregoing transactions as though each transaction had occurred as of September 30, 1997. The contract therapy businesses sold by Multicare to Genesis pursuant to the Therapy Purchase were primarily acquired by Multicare in April 1997; the pro forma information should be read in conjunction with Genesis' historical consolidated financial statements. The column entitled "Genesis Historical Results" represents the historical consolidated results as of September 30, 1997 and for the twelve months then ended.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable and are described in the notes accompanying the Unaudited Pro Forma Condensed Consolidated Statement of Operations and the Unaudited Pro Forma Condensed Consolidated Balance Sheet. The Unaudited Pro Forma Condensed Consolidated Financial Information is provided for informational purposes only and does not purport to represent what the Company's results of operations or financial position would actually have been had the transactions in fact occurred at such dates or to project the Company's results of operations or financial position at or for any future date or period. The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared using the purchase method of accounting, whereby the total cost of the Therapy Purchase and Pharmacy Purchase are allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the transactions. Such allocations are based on studies and valuations which have not yet been completed. Accordingly, the allocations and estimated lives reflected in the Unaudited Pro Forma Condensed Consolidated Financial Information are preliminary and subject to revision. However, the Company does not expect material changes to the allocation of purchase price.



                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (In thousands)

                                                                                                                    Pro Forma
                                                                                                                     Genesis
                                                                        (1)                                        Adjusted for
                                                                  Therapy Purchase                               Therapy Purchase,
                                                                        and                   (2)                Pharmacy Purchase
                                                  Genesis            Pharmacy             Transactions            and Transaction
                                                 Historical          Purchase              Adjustments              Adjustments
                                                 ----------            ----                -----------              -----------

Current assets                                 $   352,437        $   30,274                   --                   $  382,711
 Property and equipment, net                       578,397             5,271                   --                      583,668
 Goodwill, net                                     359,956            47,334                   --                      407,290
 Investment in Multicare                              --                --                   325,000                   325,000
 Other assets                                      143,323              --                    27,000                   170,323
                                                ----------        ----------              ----------                ----------
 Total assets                                   $1,434,113        $   82,879              $  352,000                $1,868,992
                                                ==========        ==========              ==========                ==========

 Current liabilities                              $125,507        $    8,879                  19,000                $  153,386
 Long term debt, excluding current maturities      651,667            74,000                 333,000                 1,058,667
 Deferred taxes                                     37,745              --                     --                       37,745
 Other liabilities                                  11,173              --                     --                       11,173
 Shareholders' equity                              608,021              --                     --                      608,021
                                                ----------        ==========               ==========               ==========
 Total liabilities and shareholders' equity     $1,434,113        $   82,879               $  352,000               $1,868,992
                                                ==========        ==========               ==========               ==========

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance
Sheet

                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

(1) Reflects the Therapy Purchase and the Pharmacy Purchase

                                                     Therapy          Pharmacy         Transactions
                                                     Business         Business         Adjustments          Total
                                               --------------------------------------------------------------------
Current assets                                  $ 6,688            $ 23,586           $    --            $ 30,274
Property and equipment                              705               4,566                --               5,271
Goodwill                                            --                  --              47,334             47,334
                                               --------------------------------------------------------------------
  Total assets                                  $ 7,393            $ 28,152           $ 47,334           $ 82,879
                                               ====================================================================
Current liabilities                             $ 7,432            $  1,447           $    --            $  8,879
Long-term debt                                    2,162                 570             71,268             74,000
Stockholders' equity                             (2,201)             26,135            (23,934)              --
                                               --------------------------------------------------------------------
  Total liabilities and stockholders' equity    $ 7,393            $ 28,152           $ 47,334           $ 82,879
                                               ====================================================================

(2) Reflects Genesis' financing of its equity investment in Multicare and related transaction and financing costs.

                                  Transactions
                                   Adjustments
                                  ------------
        Investment in Multicare     $325,000
        Debt issuance and
         transaction costs, net       27,000
        Current portion of
         long-term debt               19,000
        Long-term debt               333,000

                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED SEPTEMBER 30,1997
                     (In thousands, except per share data)

Genesis Health Ventures, Inc.


                                             Genesis        Transactions              Genesis
                                            Historical       Adjustments             Pro Forma
                                          ----------       ----------            --------------
 Net Revenues                              $1,099,823         $148,817    (1)(4)      $1,248,640

 Expenses:
  Operating Expenses                          858,916           94,069    (4)            952,985
  Corporate, General & Administrative          41,039           16,000    (1)             57,039
  Special Charge                               15,000                                     15,000
  Lease Expense                                28,587            1,356    (4)             29,943
  Depreciation & Amortization                  41,946            3,585    (3)(4)          45,531

  Interest Expense, Net                        39,103           35,358    (2)             74,461
                                           ----------         --------                ----------
    Total Expenses                         $1,024,591         $150,368                $1,174,959
                                           ----------         --------                ----------
    Income (Loss) Before Income Taxes,
     Equity in Loss of Unconsolidated
     Subsidieries and Extraordinary
     Item                                  $   75,232         $ (1,551)               $   73,681

 Income Tax Expense (Benefit)                  27,088             (558)   (6)             26,530
                                           ----------         --------                 ---------
    Income (Loss) Before,
      Equity in Loss of Unconsolidated
      Subsidieries                             48,144             (993)                   47,151

Equity in Loss of Unconsolidated
      Subsidieries                                 --           (5,109)   (5)             (5,109)
                                           ----------         --------                 ---------
Income (Loss) From Continuing Operations   $   48,144         $ (6,102)                $  42,042

 Primary earnings per share
  before extraordinary item                $     1.35                                  $    1.18
 Weighted average shares of
  common stock and equivalents                 35,643                                     35,643

 Addition to income as a result of
  interest on convertible debt                    303                                        303

 Fully diluted earnings per share
  before extraordinary item                $     1.34                                  $    1.17
 Weighted average shares of
  common stock and equivalents                 36,306                                     36,306


                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
                         NOTES TO CONSOLIDATED PROFORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in thousands, except share data)

 (1) As a result of the management contract with Multicare, certain corporate employees of Multicare are employed by Genesis. The management fee charged by Genesis is reflected as an increase to net revenues.

       Genesis
               Total corporate general and
                      expense                                    $ 16,000
                                                                 ========
               Management fee                                      38,186
                                                                 --------
       Revenues, net                                             $ 38,186
                                                                 ========

 (2) Interest expense has been adjusted to reflect the indebtedness incurred in connection with the investment in Multicare, the Pharmacy Purchase and the Therapy Purchase. The estimated average interest rate for the indebtedness incurred is approximately 8.3%.

        Genesis
                Interest expense                           $35,358
                                                           =======

 (3) In connection with the Therapy Purchase and the Pharmacy Purchase, depreciation and amortization have been increased by the amortization of goodwill and depreciation resulting from the allocation of purchase price. The Therapy Purchase and Pharmacy Purchase have preliminarily resulted in additional goodwill of approximately $47,000 which is amortized over lives ranging from 20 to 40 years.

     Genesis
       Depreciation and amortization                        1,675

 (4) Represents the consolidation of the operating results relating to the Therapy Sale and the Pharmacy Sale.



                                         Therapy        Pharmacy        Twelve Months Ended
                                         Business       Business        September 30, 1997
                                        -----------     ---------       -------------------
     Revenues, net                       $23,458           $87,173           $110,631
     Operating expenses                   20,324            73,745             94,069
     Lease expense                           112             1,244              1,356
     Depreciation and amortization           454             1,456              1,910

(5) Represents Genesis' 43.6% share of the pro forma Multicare net loss from continuing operations for the twelve months ended September 30, 1997.

(6)  Represents income tax expense at an effective tax rate of 36%.

                THE MULTICARE COMPANIES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                              SEPTEMBER 30, 1997

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended September 30, 1997 gives effect to the following transactions: (1) the Merger (including the Conversion of Multicare's Convertible Debentures), (2) the sale of the 9% Notes, (3) the closing of the Credit Facility, (4) the acquisition of the A.D.S Group ("A.D.S") by Multicare in December 1996 (the "A.D.S Acquisition"), as though the transaction had occurred as of October 1, 1996 and (5) the Therapy Sale and the Pharmacy Sale, as though the transactions had occurred as of October 1, 1996. The proforma information should be read in conjunction with the Multicare historical consolidated financial statements. The columns entitled "Multicare Historical Results" represents the historical consolidated results of Multicare for the twelve months ended September 30, 1997. The column entitled "A.D.S
Historical" represents the historical results of the A.D.S Group from the period of October 1, 1996 through December 31, 1996. In December 1996, Multicare acquired the A.D.S group and consolidated their operating results commencing on January 1, 1997.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable and are described in the notes accompanying the Unaudited Pro Forma Condensed Consolidated Statement of Operations. The Unaudited Pro Forma Condensed Consolidated Financial
Information is provided for informational purposes only and does not purport to represent what Multicare's results of operations or financial position would actually have been had the transactions in fact occurred at such dates or to project Multicare's results of operations at or for any future date or period. The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared using the purchase method of accounting, whereby the total cost of the Merger are allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the transactions. Such allocations are based on studies and valuations which have not yet been completed. Accordingly, the allocations and estimated lives reflected in the Unaudited Pro Forma Condensed Consolidated Financial Information are preliminary and subject to revision. However, Multicare does not expect material changes to the allocation of purchase price.

The Multicare Companies, Inc.


                                                          THE MULTICARE COMPANIES, INC.
                                                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                                                  STATEMENT OF OPERATIONS
                                                       TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                                                                    (IN THOUSANDS)


                                                                              ADS          Therapy       Multicare
                                              Multicare      ADS             Pro Forma      Business     Transaction     Multicare
                                              Historical    Historical (1)  Adjustments   Proforma(11)   Adjustments     Proforma
                                              -----------  ---------------  -----------   ------------   -------------   ---------
 Net Revenues                                 $679,292       $15,544          $   --         $12,155     $(75,762)(10)    $631,229

 Expenses:
  Operating Expenses                           515,576        13,258                          10,522      (59,200)(10)     480,156
  Corporate, General & Administrative           31,984         2,047            (125)   (2)      --         4,280 (6)       38,186
  Lease Expense                                 15,929            49             861    (3)       46       (4,926)(7)(10)   11,959
  Depreciation & Amortization                   27,916           365              15    (4)      200       22,986 (8)(10)   51,482
  Interest Expense, Net                         28,642           535             162    (5)      --        29,177 (7)       58,516
                                              --------     ---------           -----          ------      -------         --------
    Total Expenses                            $620,047       $16,254           $ 913         $10,768      ( 7,683)        $640,299
                                              --------     ---------           -----          ------      -------         --------
    Income (Loss) Before Income Taxes
     and Extraordinary Item                   $ 59,245       $  (710)          $(913)        $ 1,387     $(68,079)        $(9,070)

 Income Tax Expense (Benefit)                   22,152          (273)           (351)            499      (19,379)(9)        2,648
                                              --------    ----------           -----          ------     --------         --------
    Income (Loss) From Continuing Operations  $ 37,093       $  (437)          $(562)        $   888     $(48,700)        $(11,718)

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

                THE MULTICARE COMPANIES, INC. AND SUBSIDIARIES
                         NOTES TO CONSOLIDATED PROFORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in thousands, except share data)


 (1) Represents the historical results of operations of A.D.S from October 1, 1996 through December 31, 1996. Multicare paid approximately $10,000, repaid or assumed approximately $29,800 in debt, financed $51,000 through a lease facility and issued 554,973 shares of its common stock for A.D.S. Total goodwill approximated $29,900.

 (2) Reflects the elimination of duplicative positions at A.D.S and the reduction of professional and accounting fees.

 (3) Reflects the additional lease expense associated with the $51,000 lease financing entered into in connection with the A.D.S Acquisition. The lease facility was repaid in connection with the Merger.

 (4) Reflects additional depreciation and amortization expense resulting from the amortization of goodwill incurred in the A.D.S Acquisition and depreciation resulting from the allocation of the purchase price for A.D.S to property, plant and equipment. Goodwill is being amortized over periods of 25 to 40 years.

 (5) Reflects the additional interest expense on the incremental debt incurred in connection with the A.D.S Acquisitions.

 (6) The adjustment represents the net increase in corporate, general and administrative expense due to the elimination of Multicare / A.D.S proforma corporate, general and administrative expense and the incurrence of management fees.

       Multicare
               Multicare / A.D.S Pro Forma
                       corporate, general and
                       administrative                             (33,906)
               Management fee                                      38,186
                                                                 --------
               Corporate, general and
                       administrative                               4,280
                                                                 ========

 (7) Interest and lease expense have been adjusted to reflect all the indebtedness incurred by Genesis ElderCare Acquisition Corp. in connection with the Multicare Transaction, the Pharmacy Sale, the Therapy Sale and the repayment of indebtedness (including the repayment of $54,000 under a lease financing facility). The estimated average interest rate for the Credit Facility and for the Notes is 8.4% and 9%, respectively.

        Multicare
                Credit Facility                             33,207
                Notes                                       22,500
                Other debt                                   3,344
                Multicare / ADS Pro Forma
                        interest expense                   (29,874)
                                                           -------
                Interest expense                            29,177
                                                           =======
                Lease expense                               (3,570)
                                                           =======

 (8) In connection with the Merger, depreciation and amortization have been increased by the amortization of goodwill and depreciation resulting from the allocation of purchase price. As a result of the Merger, the preliminary allocation of the purchase price has resulted in an increase to property and equipment ($254,000) and goodwill ($657,180) which are amortized over 30 years and 40 years, respectively.

     Multicare
       Depreciation and amortization                       24,896

(9) Represents income tax expense at an effective tax rate of 36%. The primary difference between expense calculated at statutory rates and the amount reflected in the pro forma statements is attributable to non-deductible goodwill and the provision for state income taxes.

(10) Represents the elimination of the operating results relating to the Multicare Therapy and Pharmacy businesses in connection with the Therapy Sale and the Pharmacy Sale.

                                                                           Impact of
                                         Therapy        Pharmacy          Intercompany         Twelve Months Ended
                                         Business       Business          Transactions         September 30, 1997
                                        -----------     ---------         ------------         -------------------
     Revenues, net                       $(23,458)        $(87,173)         $34,869                 $ (75,762)
     Operating expenses                   (20,324)         (73,745)          34,869                   (59,200)
     Lease expense                           (112)          (1,244)            --                      (1,356)
     Depreciation and amortization           (454)          (1,456)            --                      (1,910)

(11) Multicare acquired the majority of its therapy operations in April 1997. As a result, the Multicare historical statement of operations includes approximately five months of the recently acquired therapy business. The column entitled "Therapy Business Pro Forma" represents the estimated adjustment to the historical therapy business operating results had Multicare acquired this business on October 1, 1996.

         3. Exhibits:

       Exhibit No.          Description
       -----------          -----------

         10.1* Agreement and Plan of Merger dated June 16, 1997 by and among Genesis ElderCare Corp., Genesis ElderCare Acquisition Corp., Genesis Health Ventures, Inc. and The Multicare Companies, Inc.

         10.2* Third Amended and Restated Credit Agreement dated October 9, 1997 to Genesis Health Ventures, Inc. from Mellon Bank, N.A., Citicorp USA, Inc., First Union National Bank and NationsBank, N.A.

       Exhibit No.          Description
       -----------          -----------

         10.3* Credit Agreement dated October 14, 1997 to The Multicare Companies, Inc. from Mellon Bank, N.A., Citicorp USA, Inc., First Union National Bank and NationsBank, N.A.

         10.4* Management Agreement dated October 9, 1997 among The Multicare Companies, Inc., Genesis Health Ventures, Inc. and Genesis ElderCare Network Services, Inc.

         10.5* Stockholders' Agreement dated October 9, 1997 among Genesis ElderCare Corp., The Cypress Group L.L.C., TPG Partners II, L.P., Nazem, Inc. and Genesis Health Ventures, Inc.

         10.6* Put/Call Agreement dated October 9, 1997 among The Cypress Group L.L.C., TPG Partners II, L.P., Nazem, Inc. and Genesis Health Ventures, Inc.

         10.7* Stock Purchase Agreement dated October 10, 1997 among Genesis Health Ventures, Inc., The Multicare Companies, Inc., Concord Health Group, Inc., Horizon Associates, Inc., Institutional Health Care Services, Inc., Care4, L.P., Concord Pharmacy Services, Inc., Compass Health Services, Inc. and Encare of Massachusetts, Inc.

         10.8* Asset Purchase Agreement dated October 10, 1997 among Genesis Health Ventures, Inc., The Multicare Companies, Inc., Health Care Rehab Systems, Inc., Horizon Rehabilitation, Inc., Progressive Rehabilitation Centers, Inc. and Total Rehabilitation Center, L.L.C.

         10.9* Letter Agreement dated June 16, 1997 between Genesis Health Ventures, Inc. and Straus Associates.

         23.1*         Consent of Independent Public Accountants

----------

*        Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           GENESIS HEALTH VENTURES, INC.


                           By: /s/ George V. Hager, Jr.
                               -------------------------------------------------
                               George V. Hager, Jr.
                               Senior Vice President and Chief Financial Officer


Date:  January 26, 1998